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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     October 13, 1999

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-48939 and 333-6880) of Transit Group, Inc. of our report dated September, 24, 1999 relating to the combined financial statements of Bestway Trucking, Inc., Connection One Trucking, LLP, and DLS Leasing, Inc., and our report dated October 12, 1999 relating to the combined financial statements of MDR Cartage, Inc. and BF Transportation, Inc., which appear in the Current Reports on Form 8-K of Transit Group, Inc. dated October 15, 1999.


     PricewaterhouseCoopers LLP
     Atlanta, Georgia